FORM 10Q/A                                                    SEPTEMBER 30, 1997
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                                 Exhibit No. 11

                                  IMATRON INC.
                    Computation of Net Loss per Common Share
                  (Amounts in thousands, except per share data)
                                   (Unaudited)



                                                     Restated
                                   --------------------------------------------
                                    Three Months Ended       Nine Months Ended
                                       September 30,           September 30,
                                   --------------------    --------------------
                                     1997        1996        1997        1996
                                   --------    --------    --------    --------
PRIMARY:

Weighted average common shares
outstanding                          78,574      76,986      78,351      73,359
                                   --------    --------    --------    --------

      TOTAL                          78,574      76,986      78,351      73,359
                                   ========    ========    ========    ========

Net loss                           $ (1,936)   $   (281)   $ (4,669)   $ (7,704)
                                   ========    ========    ========    ========


Net loss per common share          $  (0.02)   $  (0.00)   $  (0.06)   $  (0.11)
                                   ========    ========    ========    ========

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